SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------


                                   FORM 8-K/A


                            Current Report Pursuant
                            to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: January 10, 1997


                           HEMAGEN DIAGNOSTICS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                         Commission File Number: 1-11700

               Delaware                                04-2869857
---------------------------------------    ----------------------------------
    (State or Other Jurisdiction of                  (IRS Employer
     Incorporation or Organization)               Identification No.)


  34-40 Bear Hill Road, Waltham, Massachusetts               02154
------------------------------------------------       ------------------
    (Address of Principal Executive Offices)               (Zip Code)


                                 (617) 890-3766
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                TABLE OF CONTENTS


                                   FORM 8-K/A

                                January 10, 1997


Item                                                                      Page
----                                                                      ----

Item 7.       Financial Statements and Exhibits                           1

Signature                                                                 2

Exhibit                                                                   None



Item 7.     Financial Statements and Exhibits

            a. Financial Statements. Financial Statements of 872 Main Street Corp. and Subsidiary (Formerly Cellular Products, Inc.) for the year ended December 31, 1995 (Audited) and nine months ended September 30, 1996 (Unaudited).

            b. Pro Forma Financial Information for the Registrant and 872 Main Street Corp. and Subsidiary (Formerly Cellular Products, Inc.).

                  Condensed Combined Pro Forma Financial Statements
                   (Unaudited).............................................  F1
                  Pro Forma Condensed Combined Balance Sheet, as of
                   September 30, 1996 Unaudited)...........................  F2
                  Pro Forma Condensed Combined Statement of Operations,
                   Fiscal Year Ended September 30, 1996 (Unaudited)........  F3
                  Notes to the Pro Forma Condensed Combined Financial
                   Statements (Unaudited)..................................  F4

            c.    Exhibits (previously filed with the Commission).


                  Exhibit
                    No.                            Title
                  -------                          -----

                    2.         Purchase and Sale Letter by and between Hemagen
                               Diagnostics, Inc. and Cellular Products, Inc., now known as 872 Main Street Corporation dated
                               August 23, 1996 as amended on August 29, 1996.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Hemagen Diagnostics, Inc.


                                        By: /s/ Carl Franzblau, Ph.D.
                                        ----------------------------------------
                                                Carl Franzblau, Ph.D.
                                                President

January 10, 1997



                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


On November 1, 1996, Hemagen Diagnostics, Inc. through a wholly owned subsidiary (the "Company"), completed the purchase of substantially all the assets of Cellular Products, Inc., now known as 872 Main Street Corporation ("CPI"). CPI was operating under the provisions of Chapter 11 of the United States Bankruptcy Code. The sale of the assets by CPI was approved by the Bankruptcy Court on October 3, 1996. CPI manufactures biotechnology materials and assays for research and for the manufacture of clinical diagnostic test kits. The Company plans to continue the manufacture of the product line at the facility formerly occupied by CPI in Buffalo, New York. On November 1, 1996, the Company paid $400,000 in cash and issued an unsecured promissory note to CPI (the "Note") in the amount of $200,000. Under the terms of the Note, the Company agreed to pay CPI $200,000 on or before November 1, 1997. In addition to the cash and the Note, the Company assumed approximately $115,000 of post-bankruptcy filing trade payables and other accrued expenses of CPI.

The unaudited pro forma condensed combined balance sheet of Hemagen Diagnostics, Inc. ("Hemagen") as of September 30, 1996 assumes the acquisition of substantially all the assets of 872 Main Street Corp. and Subsidiary (formerly Cellular Products, Inc.) ("CPI Acquisition") occurred on that date.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 1996 presents the results of Hemagen and 872 Main Street Corp. and Subsidiary as if the CPI Acquisition had been consummated as of October 1, 1995.

The unaudited pro forma condensed combined financial statements have been prepared by Hemagen and all calculations have been made based upon assumptions deemed appropriate. The unaudited pro forma condensed combined financial statements were prepared utilizing the accounting policies of Hemagen. The pro forma adjustments reflect the acquisition being recorded as a purchase and the preliminary allocation of the purchase price may be subject to certain significant adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The purchase price has been allocated based upon the estimated fair value of the assets and liabilities acquired. The excess of the fair value of net assets over the purchase price has been recorded by reducing the value assigned to noncurrent assets in accordance with Accounting Principles Board Opinion No. 16.

The unaudited pro forma financial information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the acquisition had been consummated on the dates indicated, nor of results of operations or financial position which may be achieved in the future.

The unaudited pro forma financial information should be read in conjunction with Hemagen's historical consolidated financial statements and notes thereto contained in the 1996 Annual Report on Form 10-KSB and the financial statements of 872 Main Street Corp. presented herein.



                   HEMAGEN DIAGNOSTICS, INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                   (UNAUDITED)



                                                         Historical
                                                ----------------------------
                                                                  872 Main         Pro forma         Pro forma
                                                  Hemagen       Street Corp.      Adjustments         Combined
                                                ------------    ------------    ----------------    ------------

Current Assets:
  Cash and cash equivalents                     $    756,919    $    144,705    $   (400,000)(1)    $    501,624
  Short-term investments                           1,360,249               0                           1,360,249
  Accounts Receivable, Net                         1,673,791         221,608                           1,895,399
  Related party                                           --           9,001                               9,001
  Officer                                                 --             793                                 793
  Inventory                                        3,178,180         350,195          76,096 (1)       3,604,471
  Prepaid expenses and other current assets          271,800          25,738                             297,538
                                                ----------------------------------------------------------------
      Total current assets                         7,240,939         752,040        (323,904)         7,669,075

Property and Equipment, net                        2,931,879              --          49,272 (1)      2,981,151

Other Assets                                       1,636,412          17,426                          1,653,838
                                                ---------------------------------------------------------------
                                                $ 11,809,230    $    769,466    $   (274,632)      $ 12,304,064
                                                ===============================================================


Current Liabilities:
  Accounts payable and accrued expenses         $  1,428,790    $    231,139    $    380,000 (1)   $  1,923,624
                                                                                    (116,305)(1)
  Current portion of long-term debt                  395,034         100,815        (100,815)(1)        395,034
                                                ---------------------------------------------------------------
      Total current liabilities                    1,823,824         331,954         162,880          2,318,658
                                                ---------------------------------------------------------------

Liabilities subject to compromise                                  1,166,686      (1,166,686)(1)              0
Long-term debt, less current portion                 562,672              --                            562,672

Stockholders' Equity:
  Preferred stock                                         --              --                                  0
  Common stock                                        76,209         200,468        (200,468)(1)         76,209
  Additional paid-in capital                      13,132,757      11,768,554     (11,768,554)(1)      13,132,757
  Retained Earnings (deficit)                     (3,780,232)    (12,698,196)     12,698,196 (1)      (3,780,232)
                                                ----------------------------------------------------------------
                                                   9,428,734        (729,174)        729,174           9,428,734
  Receivable from stockholder                         (6,000)              0                              (6,000)
                                                ----------------------------------------------------------------
                                                   9,422,734        (729,174)        729,174           9,422,734
                                                ----------------------------------------------------------------
                                                $ 11,809,230     $   769,466    $   (274,632)       $ 12,304,064
                                                ================================================================


See Notes to Pro Forma Condensed Combined Financial Statements.



                   HEMAGEN DIAGNOSTICS, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                                   (UNAUDITED)



                                                        Historical
                                              ------------------------------
                                                                 872 Main
                                                 Hemagen       Street Corp.
                                              Twelve Months    Twelve Months     Pro forma      Pro forma
                                              Ended 9/30/96    Ended 9/30/96    Adjustments    Combined nine
                                              -------------    -------------    -----------    -------------

Sales                                         $ 10,219,335     $ 1,705,233      $              $ 11,924,568

Costs and expenses:
  Cost of product sales                          6,249,438         986,046         9,854 (2)      7,245,338
  Research and development                         777,718         211,297                          989,015
  Selling, general and administrative            3,237,045         384,203                        3,621,248
                                              -------------------------------------------------------------
                                                10,264,201       1,581,546         9,854         11,855,601
                                              -------------------------------------------------------------
  Operating income (loss)                          (44,866)        123,687        (9,854)            68,967

Other income (expense), net                       (419,120)        (10,556)       (9,444)(2)       (439,120)

  Income (loss) before reorganization costs       (463,986)        113,131       (19,298)          (370,153)

Reorganization costs                                     0          35,397       (35,397)(2)              0
                                              -------------------------------------------------------------
  Net Income (loss)                           $   (463,986)    $    77,734      $ 16,099       $   (370,153)
                                              =============================================================

Net loss per share                            $      (0.08)                                    $      (0.07)
                                              ============                                     ============

Weighted average shares outstanding              5,666,357                                        5,666,357
                                              ============                                     ============



See Notes to Pro Forma Condensed Combined Financial Statements.



                   Hemagen Diagnostics, Inc. and Subsidiaries

          Note to the Pro Forma Condensed Combined Financial Statements
                                   (Unaudited)


The pro forma adjustments to the condensed combined balance sheet are as follows:

      (1) To reflect the acquisition of 872 Main Street Corp. and the allocation of the purchase price on the basis of estimated fair values of the assets acquired and liabilities assumed. The components of the purchase price and its allocation to the assets and liabilities of 872 Main Street Corp. are as follows:

Components of purchase price:


      Cash paid at closing                                    $ 400,000
      Estimated direct expenses of the acquisition              200,000
      Note payable to seller at net present value               180,000
                                                              ---------
            Total purchase price                              $ 780,000

Summary of adjustments to historical values of 872 Main Street Corp. to reflect purchase:



      Elimination of Stockholders' equity of 872 Main Street Corp.     $  (729,174)
      Increase in inventories                                               76,096
      Increase in property and equipment                                    49,272
      Elimination of debt of 872 Main Street Corp. not assumed           1,383,806
                                                                       -----------
           Total                                                       $   780,000


      (2) The pro forma adjustment to the condensed consolidated statements of income are as follows:


      Increase in depreciation expense allocated to cost
       of goods sold                                                  $ (9,854)
      Decrease in interest expense                                      10,556
      Interest expense on $200,000 note payable to seller              (20,000)
      Elimination of reorganization costs related to
      Chapter 11 Bankruptcy filing                                      35,397
                                                                      --------
            Total pro forma adjustment to income                      $ 16,099



                                    872 Main Street Corp.
                                           and Subsidiary
                       (Formerly Cellular Products, Inc.)

                  ================================================
                                 Consolidated Financial Statements
                                  Year Ended December 31, 1995 and
                  Nine Months Ended September 30, 1996 (Unaudited)




                                           872 Main Street Corp. and Subsidiary
                                             (Formerly Cellular Products, Inc.)
                                                                       Contents
===============================================================================



Independent auditors' report                                          3


Financial statements
   Consolidated balance sheets as of December 31, 1995 and
    September 30, 1996 (unaudited)                                    4
   Consolidated statements of operations for the year ended
    December 31, 1995 and the nine months ended September 30,
    1996 (unaudited)                                                  5
   Consolidated statements of cash flows for the year ended
    December 31, 1995 and the nine months ended September 30,
    1996 (unaudited)                                                  6
   Notes to consolidated financial statements                         7-19




 |BDO         BDO Seidman, LLP                University Corporate Centre
  ---         Accountants and Consultants     300 Corporate Parkway, Suite 200N
                                              Amherst, New York 14226
                                              Telephone: (716) 831-9333
                                              Fax: (716) 831-0090




Independent Auditors' Report


To the Board of Directors and
 Shareholders of 872 Main Street Corp.
Buffalo, New York

We have audited the accompanying consolidated balance sheet of 872 Main Street Corp. and Subsidiary (formerly Cellular Products, Inc.) as of December 31, 1995, and the related consolidated statements of operations and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 872 Main Street Corp. and Subsidiary at December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, 872 Main Street Corp. and its subsidiary filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York ("the Bankruptcy Court") on November 23, 1994. The Company and its subsidiary are currently operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court. In addition, on November 1, 1996, the Company sold substantially all of its assets. This sale and the uncertainties inherent in the bankruptcy process raise substantial doubt about the ability of 872 Main Street Corp. and Subsidiary to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ BDO SEIDMAN, LLP


December 19, 1996


                                           872 Main Street Corp. and Subsidiary
                                             (Formerly Cellular Products, Inc.)
                                                         (Debtor-In-Possession)

                                                    Consolidated Balance Sheets
===============================================================================



                                                                   December 31,    September 30,
                                                                       1995            1996
                                                                   ------------    -------------
                                                                                    (Unaudited)

Assets

Current
  Cash and cash equivalents                                        $     47,525    $    144,705
  Accounts receivable:
    Trade, less allowance for doubtful accounts of $22,000              150,224         221,608
    Related party (Note 10)                                               8,878           9,001
    Officer                                                               5,343             793
  Inventories (Note 3)                                                  359,774         350,195
  Other                                                                  36,104          25,738
                                                                   ----------------------------
Total current assets                                                    607,848         752,040

Property and equipment (Notes 4, 7 and 8)                                     -               -

Other                                                                    17,246          17,426
                                                                   ----------------------------
                                                                   $    625,094    $    769,466
                                                                   ============================


Liabilities

Current
  Accounts payable                                                 $     42,075    $     46,479
  Accrued expenses (Note 5)                                             189,368         184,660
  Current maturities of long-term debt, including $50,000
   to a related company (Notes 8 and 10)                                103,807         100,815
                                                                   ----------------------------
Total current liabilities                                               335,250         331,954

Liabilities subject to compromise, including $76,342 to
 a related company (Notes 6 and 10)                                   1,169,139       1,166,686

Long-term debt (Note 8)                                                   1,499               -
                                                                   ----------------------------
Total liabilities                                                     1,505,888       1,498,640
                                                                   ----------------------------

Commitments and contingencies (Notes 6, 7 and 13)
                                                                   ----------------------------

Capital Deficit (Note 9)
  Preferred stock, $5 par value, shares authorized,
   10,000,000; none issued                                                    -               -
  Common stock, $.01 par value, shares authorized,
   40,000,000; issued and outstanding 20,046,816                        200,468         200,468
  Additional paid-in capital                                         11,768,554      11,768,554
  Deficit                                                           (12,849,816)    (12,698,196)
                                                                   ----------------------------
Total capital deficit                                                  (880,794)       (729,174)
                                                                   ----------------------------
                                                                   $    625,094    $    769,466
                                                                   ============================


See accompanying notes to consolidated financial statements.



                                           872 Main Street Corp. and Subsidiary
                                             (Formerly Cellular Products, Inc.)
                                                         (Debtor-In-Possession)

                                          Consolidated Statements of Operations
===============================================================================



                                                        Year Ended      Nine Months Ended
                                                       December 31,       September 30,
                                                           1995               1996
                                                       -------------    -----------------
                                                                           (Unaudited)

Revenue (Notes 10, 11 and 12):
  Net sales                                            $   1,167,709      $   1,374,593
  License, subcontract research and other revenue            219,941                364
                                                       --------------------------------
Total revenue                                              1,387,650          1,374,957

Cost of sales                                                902,806            794,763
                                                       --------------------------------
Gross profit                                                 484,844            580,194
                                                       --------------------------------
Operating Expenses:
  General and administrative expense                         297,462            236,413
  Research, development, sales and marketing                 496,667            148,434
                                                       --------------------------------
Total operating expenses                                     794,129            384,847
                                                       --------------------------------
Operating income (loss)                                     (309,285)           195,347
                                                       --------------------------------
Other Income (Expense):
  Interest income                                                 70                 50
  Interest expense (contractual interest $29,000
   and $22,000) (Note 6)                                     (10,216)            (8,380)
                                                       --------------------------------
Other (expense) - net                                        (10,146)            (8,330)
                                                       --------------------------------

Income (loss) before reorganization costs and
 extraordinary item                                         (319,431)           187,017

Reorganization costs                                          12,817             35,397
                                                       --------------------------------
Income (loss) before extraordinary item                     (332,248)           151,620

Extraordinary item (Note 14)                                  40,000                  -
                                                       --------------------------------
Net income (loss)                                           (292,248)           151,620

Deficit, beginning of period                             (12,557,568)       (12,849,816)
                                                       --------------------------------
Deficit, end of period                                 $ (12,849,816)     $ (12,698,196)
                                                       ================================

Earnings Per Common Share:
  Income (loss) before extraordinary item              $        (.01)     $         .01
  Extraordinary item                                               -                  -
                                                       --------------------------------
Net income (loss) per common share                     $        (.01)     $         .01
                                                       ================================

Weighted average number of common shares outstanding      20,046,816         20,046,816
                                                       ================================


See accompanying notes to consolidated financial statements.



                                           872 Main Street Corp. and Subsidiary
                                             (Formerly Cellular Products, Inc.)
                                                         (Debtor-In-Possession)

                                Consolidated Statements of Cash Flows (Note 17)
===============================================================================



                                                             Year Ended     Nine Months Ended
                                                            December 31,      September 30,
                                                                1995              1996
                                                            ------------    -----------------
                                                                               (Unaudited)

Cash Flows From Operating Activities:
  Net income (loss)                                         $ (292,248)         $ 151,620
                                                            -----------------------------

  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
    Extraordinary item                                         (40,000)                 -
    Change in assets and liabilities:
    (Increase) decrease in receivables                          32,075            (66,957)
    Decrease in inventories                                    117,561              9,579
    (Increase) decrease in other current assets                 (7,140)            10,366
    Increase (decrease) in accounts payable, accrued
     expenses and liabilities subject to compromise            150,456             (2,757)
                                                            -----------------------------

Total adjustments                                              252,952            (49,769)
                                                            -----------------------------

Net cash provided by (used in) operating activities            (39,296)           101,851
                                                            -----------------------------

Cash Flows From Investing Activities:
  Increase in other assets                                      (4,171)             (180)
                                                            ----------------------------

Net cash (used in) investing activities                         (4,171)             (180)
                                                            ----------------------------

Cash Flows From Financing Activities:
  Payment of capital lease obligation                           (5,993)           (4,491)
                                                            ----------------------------

Net cash (used in) financing activities                         (5,993)           (4,491)
                                                            ----------------------------

Net increase (decrease) in cash and cash equivalents           (49,460)           97,180
Cash and cash equivalents, beginning of period                  96,985            47,525
                                                            ----------------------------

Cash and cash equivalents, end of period                    $   47,525         $ 144,705
                                                            ============================


See accompanying notes to consolidated financial statements.



                                           872 Main Street Corp. and Subsidiary
                                             (Formerly Cellular Products, Inc.)

                                     Notes to Consolidated Financial Statements
                              (Information for September 30, 1996 is Unaudited)
===============================================================================


1.    Reorganization and Basis of Reporting

      On November 23, 1994, ("the Petition Date"), 872 Main Street Corp. and Subsidiary ("the Debtor") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York ("the Bankruptcy Court").

      Since the Petition Date, the Debtor has continued in possession of its properties and, as debtor in possession, is authorized to operate and manage its business and enter into all transactions (including obtaining services, supplies and inventories) that they could have entered into in the ordinary course of business had there been no bankruptcy filing. As debtor in possession, the Debtor may not engage in transactions outside of the ordinary course of business without approval of the Bankruptcy Court, after notice and hearing.

      Liabilities subject to compromise in the accompanying consolidated balance sheet represent the Company's estimate of liabilities as of December 31, 1995, subject to adjustment in the reorganization process. Under Chapter 11, actions to enforce certain claims against the Company are stayed if the claims arose, or are based on events that occurred, on or before the Petition Date. Other liabilities may arise or be subject to compromise as a result of rejection of executory contracts, including leases, or the Bankruptcy Court's resolution (or resolution by parties in interest) of claims for contingencies and other disputed amounts.

      The accompanying consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As a result of the Chapter 11 filing and circumstances relating to this event, realization of assets and satisfaction of liabilities is subject to uncertainty. In addition to the Chapter 11 filing, on November 1, 1996, the Company sold substantially all of its assets for $600,000, of which $400,000 was received in cash with the $200,000 balance due in one year from the date of sale. This sale and the uncertainties inherent in the bankruptcy process raise substantial doubt about the ability of 872 Main Street Corp. and Subsidiary to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


2.    Summary of Significant Accounting Policies

      Name Change

      In October, 1996, Cellular Products, Inc. changed its name to 872 Main Street Corp.

      Principles of Consolidation

      The consolidated financial statements include the accounts of 872 Main Street Corp. and Northern Clinical Diagnostic, Inc. its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

      Business Description

      The Company is engaged in the development, production and marketing of biotechnology products intended for use by the biotechnology research community and the diagnostic blood screening market. The Company's products are utilized by researchers studying the immune system and immune system disorders including AIDS and Adult T-cell Leukemia. The Company sells its products principally through retailers in North America and Europe. The Company performs ongoing credit evaluations of its customers and generally does not require collateral for outstanding accounts receivable. Allowances are maintained for potential credit losses, and such losses during the periods covered by these financial statements have not exceeded management's expectations.

      Unaudited Interim Consolidated Financial Statements

      The consolidated financial statements as of September 30, 1996 and for the nine months ended September 30, 1996 are unaudited, and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments consisting of normal recurring accruals necessary to present fairly the information set forth herein. Results for interim periods are not indicative of results to be expected for an entire year.

      Inventories

      Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out basis.

      Research and Development

      Research  and  development  expenses  are charged to income as  incurred.
      Research  and  development  contract  revenues are  recognized  either as performance criteria are met or reimbursable costs are incurred, depending upon the terms of the contracts.

      Income Taxes

      Effective January 1, 1993, the Company adopted the provisions of the Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting basis and tax basis of assets and liabilities.

      Cash and Cash Equivalents

      The Company considers all highly liquid investments with a maturity of three months or less when purchased to be "cash equivalents" which are included as cash in the accompanying consolidated financial statements.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Net Income (Loss) Per Share

      Net income (loss) per share is based on the weighted average number of common shares outstanding during each period. Certain common stock equivalents have been excluded from the calculation of net income (loss) per share since the effect of their conversion would be antidilutive.

      Fair Value of Financial Instruments

      The carrying amount of cash and cash equivalents, accounts receivable and current liabilities approximate fair value because of the short maturity of these instruments. As a result of the Company's Chapter 11 filing, it is not considered practical to estimate the fair value of financial instruments included in liabilities subject to compromise.

      Recent Accounting Pronouncements

      The Financial Accounting Standards Board has recently issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for
      Long-Lived Assets to Be Disposed Of." and SFAS No. 123 "Accounting for Stock-Based Compensation." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reported at the lower of the carrying amount or their estimated recoverable amount. The adoption of this standard by the Company will not have any impact on the consolidated financial statements. SFAS No. 123 encourages the accounting for stock-based employee compensation programs to be reported within the financial statements on a fair value based method; however, it allows an entity to continue to measure compensation cost under Accounting Principles Board Opinion ("APB") No. 25. If electing to remain with the accounting under APB No. 25, then the standard requires pro forma disclosure of net income and earnings per share as if the fair value based method had been adopted. The Company intends to adopt the pro forma disclosure requirements of SFAS No. 123. Both standards are effective for fiscal years beginning after December 15, 1995.

      Reorganization Costs

      Professional fees related to the Chapter 11 filing are classified as reorganization costs.


3.    Inventories

      Inventories consist of the following:


                                      December 31,    September 30,
                                          1995            1996
                                      ------------    -------------

      Raw materials                    $ 115,815        $ 100,414
      Work-in-process                     63,569           48,038
      Manufactured components            191,466          166,408
      Finished goods                     153,924          150,335
                                       --------------------------
                                         524,774          465,195
Less valuation allowance                (165,000)        (115,000)
                                       --------------------------
                                       $ 359,774        $ 350,195
                                       ==========================


4.    Property and Equipment

      The Company's property and equipment has been recorded at net realizable value based on the subsequent sale of substantially all of the Company's assets as described in Note 1 to the financial statements. Accordingly, at December 31, 1995 and September 30, 1996, no value is reflected in the accompanying consolidated financial statements for property and equipment, nor has any depreciation expense been provided for during the year ended December 31, 1995 and the nine month period ended September 30, 1996.


5.    Accrued Expenses

      Accrued expenses consist of the following:


                                     December 31,     September 30,
                                         1995             1996
                                     ------------     -------------

      Professional fees               $  76,730         $  94,552
      Vacation                           47,850            42,770
      Payroll and payroll taxes          29,301            20,585
      401(k)                              7,805                 -
      Royalties payable                       -            21,060
      Other expenses                     27,682             5,693
                                      ---------------------------
                                      $ 189,368         $ 184,660
                                      ===========================

6.    Liabilities Subject to Compromise

      Liabilities  subject  to  compromise  include  substantially  all  of the current and non-current liabilities of the Company as of the Petition Date. These liabilities were transferred from their respective prepetition balance sheet accounts to liabilities subject to compromise and have been treated as noncash items in the accompanying consolidated statements of cash flows. Certain prepetition liabilities have been approved by the Bankruptcy Court for payment. At December 31, 1995 and September 30, 1996, such amounts to the extent not paid, were included in accrued expenses and other payables. Liabilities subject to compromise are summarized as follows:


                                               December 31,    September 30,
                                                   1995            1996
                                               ------------    -------------

      Accounts payable - trade                 $   529,623      $   527,170
      Subordinated convertible
         Series B notes                            175,000          175,000
      Accrued royalties payable                    147,130          147,130
      Deferred revenue                             117,828          117,828
      Accrued severance pay                         91,538           91,538
      Other payables and accrued expenses          108,020          108,020
                                               ----------------------------
                                               $ 1,169,139      $ 1,166,686
                                               ============================

      Prior to the Petition Date, the subordinated convertible Series B notes bore interest at 11% (not considering interest rates which may be applicable due to events of default) and matured in September, 1995.

      A plan of reorganization ultimately approved by the Company's impaired prepetition creditors and shareholders and confirmed by the Bankruptcy Court may materially change the amounts and terms of these prepetition liabilities.

      The Company anticipates that it will negotiate with creditors to reconcile claims filed with the Bankruptcy Court to the Company's financial records. The additional liability arising from the reconciliation process, if any, is not subject to reasonable estimation. As a result, no provision has been recorded for these possible claims. The Company will recognize the additional liability, if any, as the amounts become subject to reasonable estimation.

      Additional bankruptcy claims and prepetition liabilities may arise from the rejection of executory contracts and unexpired leases, resolution of contingent and unliquidated claims and the settlement of disputed claims. Consequently, the amounts included in the consolidated balance sheets as liabilities subject to compromise may be subject to further adjustment.

      In accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (SOP 90-7), the Company is not required to record interest during Chapter 11 proceedings on unsecured or undersecured prepetition debt.

      Interest  expense  has been  recorded  on the BEDC  mortgage,  Finsystems
      (U.S.A.) Inc. mortgage, and the capital lease obligation which are reflected as long-term debt (Note 8). The Debtor has determined that there is insufficient collateral to cover the interest portion of scheduled payments on the subordinated convertible Series B notes. Contractual interest on all obligations amounted to approximately $29,000 and $22,000, which is approximately $19,000 and $14,000 in excess of reported interest expense for the periods ended December 31, 1995 and September 30, 1996, respectively.

      The  Debtor  received  approval  from  the  Bankruptcy  Court  to  pay or
      otherwise  honor  certain  of  its  prepetition  obligations,   including
      employee wages.


7.    Leases Capital Leases

      At December 31, 1995, the future minimum payments under capital leases are as follows:


                                                              Amount
                                                              -------

      1996                                                    $ 7,261
      1997                                                      1,815
                                                              -------
      Total future minimum lease payments                       9,076
      Less amount representing interest                        (1,585)
                                                              -------
      Net present value of future minimum lease payments,
       included in long-term debt (Note 8)                    $ 7,491
                                                              =======

      Operating Leases

      The Company rented laboratory and office facilities under a noncancellable operating lease which expired December 31, 1990. A portion of this space is currently being leased on a monthly basis as a storage facility. Rent expense for the periods ended December 31, 1995 and
      September 30, 1996 amounted to approximately $5,000 and $4,000, respectively.


8.    Long-Term Debt

      Long-term debt consists of the following:


                                                         December 31,    September 30,
                                                             1995            1996
                                                         ------------    -----------

      Mortgage loan payable to Finsystems (U.S.A.)
       Inc., bearing interest at prime plus 1%,
       due April 1, 1996, secured by real property
       (Note 10)                                           $  50,000      $  50,000

      Mortgage loan payable, maturing in monthly
       installments of $2,453 through June, 1996,
       including interest at 8-1/4%, secured by
       real property                                          47,815         47,815

      Capital lease obligation, maturing in monthly
       installments of $605 through February, 1997             7,491          3,000
                                                           ------------------------
                                                             105,306        100,815
      Less current maturities                               (103,807)      (100,815)
                                                           ------------------------
      Total long-term debt, less current maturities        $   1,499      $       -
                                                           ========================


      Maturities of long-term debt are scheduled approximately as follows:



               1996                               $ 104,000
               1997                                   1,000
                                                  ---------
                                                  $ 105,000
                                                  =========


9.    Common Stock Options

      During fiscal 1983, the Company adopted an incentive stock option plan. The plan as amended June 28, 1985, is for 500,000 shares of common stock and is administered by the board of directors. The board of directors (1) selects the optionee, (2) determines the number of shares subject to each option as well as the time of exercise, (3) sets the exercise price which ordinarily will not be less than 100% of fair market value of the common stock on date granted and (4) determines the duration of each option, which cannot exceed 10 years. The following summarizes the changes in stock options for the periods ended December 31, 1995 and September 30, 1996 under the 1983 incentive stock option plan, as amended:


                                                        December 31,     September 30,
                                                            1995             1996
                                                        ------------     -------------

      Outstanding at beginning of period                      57,750            57,750
      Granted                                                      -                 -
      Exercised                                                    -                 -
      Options cancelled                                            -                 -
      Outstanding at end of period                            57,750            57,750
      Exercisable at end of period                            57,750            57,750
      Available for grant at end of year                     140,430           140,430
      Exercise price range of options outstanding       $ .25 - 5.50      $ .25 - 5.50

      During fiscal 1988, the Company adopted a new incentive stock option plan for 500,000 shares of common stock which is administered by a committee of three persons not eligible for options in a manner similar to the 1983 plan. The following summarizes the change in stock options for the period ended December 31, 1995 and September 30, 1996 under the new incentive stock option plan:


                                                     December 31,     September 30,
                                                         1995             1996
                                                     ------------     ------------

      Outstanding at beginning of period                 10,000           10,000
      Granted                                                 -                -
      Exercised                                               -                -
      Options cancelled                                       -                -
      Outstanding at end of period                       10,000           10,000
      Exercisable at end of period                       10,000           10,000
      Available for grant at end of period              490,000          490,000
      Exercise price range of options outstanding     $   2.875        $   2.875

      During 1993, the Company adopted a Stock Option/Stock Appreciation Rights Plan reserving 2,000,000 shares of common stock. As of the date of this report, no determination has been made as to the number of employees, including executive officers and consultants, to whom grants under the plan will be made.

10.   Transactions With Affiliates

      During the periods ended December 31, 1995 and September 30, 1996, the Company had total net sales to Medical Systems S.p.a., a related company, of approximately $75,000 and $34,000 or 6.4% and 2.5% of total net sales for the periods then ended, respectively. Accounts receivable, affiliate was approximately $9,000 at December 31, 1995 and September 30, 1996.

      At December, 31, 1995 and September 30, 1996, the Company was indebted to Finsystems (U.S.A.) Inc., the United States subsidiary of the major stockholder of the Company, for a mortgage loan of $50,000 (Note 8).

      The Company has an arrangement with Medical Systems S.p.a. that in recognition of an advance of money for the purpose of supporting operations, the Company will ship product to Medical Systems, S.p.a. at agreed upon prices. As of December 31, 1995 and September 30, 1996, the Company owed Medical Systems S.p.a. $76,342 under this agreement which is included in liabilities subject to compromise as deferred revenue (Note
      6).

11.   Segment Information

      The Company is engaged in the development, production and marketing of biotechnology products intended for use by the biotechnology research community and the diagnostic blood screening market. The Company's products are utilized by researchers studying the immune system and immune system disorders including AIDS and Adult T-cell Leukemia. The Company markets its products worldwide through it's own efforts and a network of distributors. Export sales accounted for approximately $395,000 or 33.8% and $655,000 or 47.7% of total net sales for the periods ended December 31, 1995 and September 30, 1996, respectively.

12.   Major Customers

      During 1995, sales to two customers totalled approximately 23% of net sales. During the period ended September 30, 1996, sales to one customer totalled approximately 31% of net sales.

13.   Legal Proceedings

      On November 23, 1994, 872 Main Street Corp. and its subsidiary filed a petition in the United States Bankruptcy Court for the Western District of New York, Jointly Administered Case No. 94-13415, seeking reorganization under Chapter 11 of the Bankruptcy Code.

      Since the Petition Date, the Debtor has continued in possession of its property and, as debtors in possession, are authorized to operate and manage their respective businesses and enter into all transactions (including obtaining services, supplies and inventories) that each could have entered into in the ordinary course of their business had there been no bankruptcy. Although each Debtor is authorized to operate its business as debtor in possession, it may not engage in transactions outside the ordinary course of business without first complying with the notice and hearing provisions of the Bankruptcy Code and obtaining Bankruptcy Court approval when necessary.

      As debtors in possession, the Debtors have the right, subject to the approval of the Bankruptcy Court, under the relevant provisions of the Bankruptcy Code, to assume or reject executory contracts and unexpired leases, including real property leases. Certain parties to such executory contracts and unexpired leases with the Company, including parties to such real property leases, may file motions with the Bankruptcy Court seeking to require the Company to assume or reject those contracts or leases. In this context, "assumption" requires that the Company cure, or provide adequate assurance that it will cure, all existing defaults under the contract or lease and prove adequate assurance of future performance under relevant provisions of the Bankruptcy Code; and "rejection" means that the Company is relieved from its obligations to perform further under the contract or lease. Rejection of an executory contract or lease may constitute a breach of that contract and may afford the non-debtor party the right to assert a claim against the bankruptcy estate for damages arising out of the breach, which claim shall be allowed or disallowed as if such claim had arisen before the date of the filing of the petition. The Company does not have any leases or similar contracts which give rise to these considerations.

      Prepetition claims that were contingent, unliquidated, or disputed as of the commencement of the Company's Chapter 11 cases, including, without limitation, those that arise in connection with rejection of executor contracts or unexpired leases, may be allowed or disallowed depending on the nature of the claim. Such claims may be fixed by the Bankruptcy Court or otherwise settled or agreed upon by the parties. As a general matter, the treatment of claims pending in the Bankruptcy Court will be determined as part of the formulation and confirmation of a plan of reorganization.

      To the best of management's knowledge, there are no other material pending legal proceedings. The Company is, however, subject to other legal proceedings and claims which have arisen in the ordinary course of its business.

14.   Extraordinary Item

In 1995, the Company entered into a revised royalty agreement with one of its creditors. Under this agreement, the creditor relinquished its right to royalties in the amount of $40,000 which had been previously accrued by the Company. Accordingly, the Company has recognized an extraordinary gain of $40,000 in 1995.

15.   Income Taxes

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

      Significant components of the Company's deferred tax assets at December 31, 1995 are as follows:


      Deferred tax assets:
        Net operating loss carryforwards                     $ 2,193,000
        Research and Investment Tax credit carryforwards         671,000
        Other                                                    273,000
                                                             -----------
      Total deferred tax assets                                3,137,000

      Valuation allowance for deferred tax assets             (3,137,000)
                                                             -----------
      Net deferred tax assets                                $         -
                                                             ===========

      At December 31, 1995, the Company has Federal and New York State net operating loss carryforwards of approximately $11,232,000 and $11,042,000, respectively, for income tax purposes that expire in years 1998 through 2010. The Company also has Federal Research and Investment Tax Credit and New York State Investment Tax Credit carryforwards of approximately $453,000 and $218,000, respectively, for income tax purposes which expire in years 1996 through 2009. A valuation allowance has been recognized to reduce the deferred tax assets related to those carryforwards to amounts expected to be realized.

16.   Retirement Plan

      The Company has a 401K retirement plan covering substantially all eligible employees. Contributions are made to the plan at the discretion of the Company's Board of Directors and amounted to $-0- for the periods ended December 31, 1995 and September 30, 1996.

      Under the 401K plan, the covered employees are eligible to defer a portion of their compensation up to the maximum allowed. The employer does not match any portion of the employees' contribution.

17.   Supplemental Cash Flow Information

      Interest paid during each of the periods ended December 31, 1995 and September 30, 1996 was approximately $1,000.